FOR IMMEDIATE RELEASE
DATE:	March 9, 2005
CONTACT:	John Zettler
715 836-9994 x109

CITIZENS COMMUNITY BANCORP COMPLETES STOCK REPURCHASE

EAU CLAIRE, Wisc. -- Citizens Community Bancorp (OTCBB: CZWI.OB), the holding company for Citizens Community Bank, announced it had completed the repurchase of 59,618 of its outstanding shares in the open market.

Citizens Community Bancorp, based in Eau Claire, Wisc., is the mid-tier holding company for Citizens Community Federal, a federal savings association operating ten full-service banking offices in Wisconsin and Minnesota.

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